Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of VeriFone Systems, Inc. pertaining to the VeriFone Systems, Inc. Amended and Restated 2006 Equity Incentive Plan of our report dated March 10, 2011, with respect to the consolidated financial statements of Hypercom Corporation included in VeriFone Systems, Inc.’s Current Report (Form 8-K/A), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona

August 9, 2011